August 20, 2014.

Securities and Exchange Commission
Washington, DC 20549


Commissioners:

We have read VC Co-Investment Fund II's statements dated August 20, 2014 included in the Form N-SAR. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,


/s/ McGladrey LLP